EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 20, 2019, on the consolidated financial statements of Envision Solar International, Inc. and Subsidiary for the years ended December 31, 2018 and 2017, included herein on Pre-Effective Amendment Number 9 to the Registration Statement of Envision Solar International, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 20, 2019